Exhibit 10.18
EQUITY EXCHANGE RIGHT AGREEMENT
THIS EQUITY EXCHANGE RIGHT AGREEMENT (this “Agreement”) is made and entered into as of _______, 2025, by and between Chime Financial, Inc., a Delaware corporation (the “Company”), and [NAME] (“Founder”).
WHEREAS, the Company’s board of directors (the “Board”) has determined that it is in the best interests of the Company and its stockholders to implement a multi class common stock structure in connection with the Company’s initial public offering of its capital stock (the “IPO”) to, among other things, enable the Company to execute its long-term vision;
WHEREAS, in connection with the IPO, the Board has approved, and the Company intends to file, an Amended and Restated Certificate of Incorporation of the Company, substantially in the form set forth on Exhibit A hereto with any changes that are approved by the Exchange Stockholders (the “Amended and Restated Certificate of Incorporation”), which, among other things, will create three series of common stock, par value $0.0001 per share, of the Company designated as Class A Common Stock, entitling holders to one (1) vote for each share thereof held (“Class A Common Stock”), Class B Common Stock, entitling holders to twenty (20) votes for each share thereof held (“Class B Common Stock”), and Class C Common Stock, entitling holders to zero votes per share unless otherwise required by law;
WHEREAS, the Amended and Restated Certificate of Incorporation further provides that each one (1) share of the Company’s common stock, par value $0.0001 per share (the “Existing Common Stock”) issued and outstanding or held as treasury stock as of immediately prior to the effectiveness of the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), will be, as of the Effective Time, reclassified and changed into one (1) share of Class A Common Stock on a one-for-one basis;
WHEREAS, Founder holds awards of options to purchase Existing Common Stock, restricted stock units covering shares of Existing Common Stock and/or other equity awards with respect to the Company, in each case that will be outstanding as of immediately prior to the Effective Time and as set forth in Exhibit B (each, a “Founder Equity Award”), and each one (1) share of Existing Common Stock covered by each Founder Equity Award, whether vested or unvested, will be reclassified and changed into one (1) share of Class A Common Stock at the Effective Time;
WHEREAS, each Founder Equity Award has been granted under the Company’s 2012 Stock Option and Grant Plan, as amended and restated, and the award agreement memorializing such Founder Equity Award (collectively, the “Equity Documents”);
WHEREAS, as part of the implementation of the multi class common stock structure, the Board has determined that it is advisable and in the best interests of the Company and all of its stockholders, including its stockholders other than Founder, to provide Founder with the right to require the Company to exchange shares of Class A Common Stock that Founder acquires upon the exercise, vesting, and/or settlement of his Founder Equity Awards for a number of shares of

Class B Common Stock of equivalent value as determined on the date of the exchange (which is expected to be on a one share-for-one share basis), subject to the terms and conditions set forth in this Agreement; and
WHEREAS, the parties hereto intend that no gain or loss will be recognized in any Exchange (as defined below) pursuant to Sections 368(a)(1)(E) and/or 1036 of the Internal Revenue Code of 1986, as amended (the “Code”).
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:
ARTICLE I.
PUT RIGHT AND EXCHANGE AND ISSUANCE OF CLASS B COMMON STOCK
1.1    Grant of Put Right. Effective immediately following the Effective Time, and subject to the terms and provisions of this Agreement (including Section 1.2(a) below), the Company hereby irrevocably grants to Founder the right (the “Put Right”) to require the Company to exchange any shares of Class A Common Stock that Founder acquires following the Effective Time as a result of the exercise, vesting and/or settlement of his Founder Equity Awards (each such share, a “Put Eligible Share”) for a number of shares of Class B Common Stock of equivalent value as determined on the date of the exchange (which is expected to be on a one share-for-one share basis), subject to the terms and conditions set forth in this Agreement (each such exchange, an “Exchange”).
1.2    Exercise of Put Right.
(a)    As a condition precedent to the exercise of the Put Right on any given date, the Company and Founder must mutually agree that no gain or loss will be required to be recognized for U.S. federal tax purposes on account of such exercise and related Exchange (the “Put Right Condition”).
(b)    If the Put Right Condition is satisfied, the Put Right will be exercisable by Founder by submitting a completed and fully-executed notice in the form attached hereto as Exhibit C (the “Put Right Notice”) to the Company on or prior to the Put Right’s Expiration Date (as defined in Section 1.5 below). If the Put Right Condition is satisfied, the Put Right will be deemed to have been exercised immediately prior to 5:00 p.m. Pacific Time on the date of timely delivery of a Put Right Notice with respect to the Put Right.
(c)    Failure to satisfy the Put Right Condition or to deliver a Put Right Notice prior to 5:00 p.m. Pacific Time on a Put Right’s Expiration Date will constitute an irrevocable waiver of the Put Right with respect to any shares of Class A Common Stock that remain subject to Founder Equity Awards and any remaining Put Eligible Shares.

(d)    A Put Right cannot be exercised by Founder with respect to any Put Eligible Share more than once. Further, Founder will have no Put Right pursuant to this Agreement with respect to any share of Class A Common Stock that is acquired by Founder following the Effective Time other than as a result of the exercise, vesting, and/or settlement of a Founder Equity Award.
1.3    Exchange of Shares. Within ten (10) calendar days after the Company’s receipt of a properly executed Put Right Notice, and provided that the Put Right Condition remains satisfied, the Company will complete the Exchange for the specified number of Put Eligible Shares indicated in the Put Right Notice (“Exercised Shares”) by issuing, out of funds legally available therefor, a number of shares of Class B Common Stock to Founder of equivalent value determined on the date of the Exchange (which is expected to be on a one share-for-one share basis). Upon the effectiveness of such Exchange, the Company will deliver to Founder such documentation as may be reasonably required by Founder to evidence that the shares of Class B Common Stock have been duly issued and transferred to Founder in exchange for the Exercised Shares.
1.4    Rights to Shares of Class A Common Stock Following Exchange. Upon the Exchange, Founder will no longer have any rights as a holder of the Exercised Shares that are the subject of the Exchange (other than the right to receive the shares of Class B Common Stock in accordance with this Agreement). Such Exercised Shares will be deemed to have been redeemed by the Company in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered by Founder.
1.5    Termination of Put Right. The Put Right will terminate on the following date(s) (the “Expiration Date”):
(a)    With respect to any shares of Class A Common Stock subject to a Founder Equity Award that have not become Put Eligible Shares, the Expiration Date will be the date such shares are forfeited pursuant to the applicable Equity Documents; and
(b)    With respect to any Put Eligible Shares, the Expiration Date will be the earlier of the date on which:
(i)    Founder sells, transfers, or otherwise disposes of such Put Eligible Shares; and
(ii)    the Final Conversion Date (as defined in the Amended and Restated Certificate of Incorporation).

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE FOUNDER
Founder hereby represents and warrants to the Company, with respect to the transactions contemplated hereby, as follows:
2.1    Ownership; Authority. Founder has the full right, power and authority to enter into this Agreement. Assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of Founder, enforceable against Founder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). Upon consummation of an Exchange contemplated hereby, the Company will acquire from Founder good and marketable title to the Exercised Shares subject to such Exchange, free and clear of any and all liens, encumbrances and restrictions (except for restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Amended and Restated Certificate of Incorporation or any other agreements to which Founder and the Company are a party, and subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
2.2    Governmental Authorization. The execution, delivery and performance by Founder of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority on the part of such Founder (excluding (a) the filing by the Company of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and (b) compliance by the Company with any applicable requirements of any applicable state or federal securities laws). For purposes of this Agreement, “governmental authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.
2.3    Noncontravention. The execution, delivery and performance by Founder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any provision of any governing document, including any trust agreement, applicable to Founder, (b) subject to compliance with Section 2.2, violate any applicable law, (c) assuming the waiver or inapplicability of any and all rights of first refusal or co-sale held by the Company or the Company’s stockholders that are applicable to the transactions contemplated hereby, require any consent or other action under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any obligation of Founder or to the loss of any benefit to which Founder is entitled under any provision of any agreement or other instrument binding upon such Founder or (d) result in the creation or imposition of any lien on any of the shares of Class A Common Stock underlying any Founder Equity Awards, other than restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the

Amended and Restated Certificate of Incorporation or any other agreements to which Founder and the Company are a party.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Founder, with respect to the transactions contemplated hereby, as follows:
3.1    Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.
3.2    Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and the issuance and delivery of the shares of Class B Common Stock in connection with each Exchange hereunder (including the conversion thereof into Class A Common Stock upon the terms specified in the Amended and Restated Certificate of Incorporation and the reclassification of Existing Common Stock as Class A Common Stock) in accordance with the Amended and Restated Certificate of Incorporation, are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company and the Company’s stockholders, subject to compliance with Section 3.3 and the approval of and adoption by the Company’s stockholders of the Amended and Restated Certificate of Incorporation. Any and all rights of first refusal or co-sale held by the Company or the Company’s stockholders that are applicable to the transactions contemplated hereby have been waived or are otherwise inapplicable to the transactions contemplated in this Agreement. Assuming the due authorization, execution and delivery by Founder, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
3.3    Valid Issuance. Upon their issuance, the shares Class B Common Stock issued to Founder in respect of any Exercised Shares (the “Class B Shares”) will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. Upon the issuance of the Class B Shares, the Corporation will have reserved and kept available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the Class B Shares, such number of its shares of Class A Common Stock as are sufficient to effect the conversion of all outstanding Class B Shares.
3.4    Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than (a) the filing by the Company of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and (b) compliance by the Company with any applicable requirements of any applicable state or federal securities laws.

3.5    Noncontravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not, assuming compliance with the matters referred to in Section 3.3 and approval of and adoption by the Company’s stockholders of the Amended and Restated Certificate of Incorporation, (a) conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any provision of the certificate of incorporation or bylaws of the Company, (b) violate any applicable law, (c) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right obligation of the Company or to the loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or (d) result in the creation or imposition of any lien on the shares of Class B Common Stock other than as set forth or contemplated by this Agreement or the Amended and Restated Certificate of Incorporation.
ARTICLE IV.
COVENANTS
4.1    Market Stand-Off Agreement. Founder agrees that any lock-up or market stand-off agreements applicable to the Put Eligible Shares held by Founder shall continue to apply to the Class B Shares for which such Put Eligible Shares were exchanged hereunder in accordance with the terms of such agreements.
4.2    Voting Agreement and Irrevocable Proxy. In the event that, upon Exchange of any shares of Class A Common Stock for Class B Common Stock pursuant to this Agreement, Founder is a Triggering Founder (as defined in the Amended and Restated Certificate of Incorporation) and the other Founder (as defined in the Amended and Restated Certificate of Incorporation) is a Non-Triggering Founder (as defined in the Amended and Restated Certificate of Incorporation), then a Founder Voting Proxy (as defined in the Amended and Restated Certificate of Incorporation) shall be deemed to have been granted over such Class B Common Stock from Founder to the Non-Triggering Founder, to be effective upon such Exchange.
ARTICLE V.
GENERAL PROVISIONS
5.1    Governing Law. This Agreement will be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law. The parties hereto agree that any suit, action or proceeding brought by any party hereto to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of such action is vested exclusively in the U.S. federal courts, the U.S. District Court for the District of Delaware. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each Party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
5.2    Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.2.
5.3    Successors and Assigns. Except as otherwise provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
5.4    Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
5.5    Entire Agreement; Amendment. Other than the rights, restrictions and preferences provided for under the Equity Documents with respect to Founder Equity Awards and the Amended and Restated Certificate of Incorporation and Bylaws with respect to the shares of Class B Common Stock, this Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended or waived other than by a written instrument signed by Founder and the Company.
5.6    Notices. All notices and other communications between or among the parties hereto shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:
(a)    If to the Company:
Chime Financial, Inc.
101 California Street, Suite 500
San Francisco, California 94111
Attention:     [●]
Email:     [●]
(b)    If to Founder:
c/o [●]
[insert address]
Attention:     [●]
Email:     [●]
5.7    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be enforced to the maximum extent permissible and the balance of this Agreement shall be enforced in accordance with its terms.
5.8    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.
5.9    No Guarantee of Continued Service. Founder acknowledges and agrees that neither the execution of this Agreement nor the existence of the Put Right granted hereunder constitutes an express or implied promise of continuous employment or service with the Company for any period, or at all, and that neither the execution of this Agreement nor the existence of the Put Right granted hereunder will interfere in any way with Founder’s right or the right of the Company to terminate Founder’s employment or service at any time, with or without cause.
5.10    Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.
5.11    Tax Consequences. The parties hereto intend that no gain or loss will be recognized in any Exchange pursuant to Sections 368(a)(1)(E) and/or 1036 of the Code. The parties adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Notwithstanding the foregoing, the Company and Founder each have reviewed with its/his own tax advisors the federal, state, local and foreign tax consequences of the Put Right and the Exchange, Founder Equity Awards and the potential acquisition of shares of Class A Common Stock thereunder, the potential exchange of such shares for shares of Class B Common Stock, and the transactions contemplated by this Agreement. Each party hereto is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, or Founder or any of his agents, as applicable, in connection with the transactions contemplated hereby, except for the representations and warranties of the Company and Founder expressly set forth in Articles II and III.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

CHIME FINANCIAL, INC.

By:
Name:
Title:

[FOUNDER]

By:

[Signature Page to Put Right Agreement]

EXHIBIT A
Amended and Restated Certificate of Incorporation
[see attached]

EXHIBIT B1
Christopher Britt

Grant Date	Expiration Date	Equity Award Type	Number of Shares of Class A Common Stock Subject to Founder Equity Award
1/28/2020	1/27/2030	Option	2,628,665
3/29/2023	3/28/2033	Option	900,000
3/30/2024	3/29/2034	Option	700,000
3/30/2024	3/29/2034	Option (PSO)	600,000
4/3/2025		Growth and Profit Award (PSUs)	3,000,000
4/3/2025		Stock Price Hurdle Award (PSUs)	1,000,000
4/3/2025		RSUs	376,667
Ryan King

Grant Date	Expiration Date	Equity Award Type	Number of Shares of Class A Common Stock Subject to Founder Equity Award
1/28/2020	1/27/2030	Option	2,367,925
3/29/2023	3/28/2033	Option	885,602
3/30/2024	3/29/2034	Option	700,000
3/30/2024	3/29/2034	Option (PSO)	600,000
4/3/2025		Growth and Profit Award (PSUs)	1,800,000
4/3/2025		Stock Price Hurdle Award (PSUs)	600,000
4/3/2025		RSUs	186,667
1 To be finalized for each Co-Founder based on actual Founder Equity Awards outstanding as of immediately prior to the Effective Time

EXHIBIT C
Put Right Notice (the “Notice”)
(To be signed only upon exercise of a Put Right)
To:    Chime Financial, Inc.
Attn:    [General Counsel]
The undersigned (“Founder”), hereby irrevocably elects to exercise its right under the Put Right pursuant to the Put Right Agreement dated as of [_____], 2025 (the “Agreement”), by and between Chime Financial, Inc. (the “Company”) and Founder, to require the Company to exchange Put Eligible Shares (the “Exercised Shares”) for a number of shares of Class B Common Stock of equivalent value as determined on the date of the Exchange, subject to the terms of this Notice and the Agreement. Capitalized terms not otherwise defined in the Notice will have the meaning ascribed to them in the Agreement.
By executing this Notice, Founder hereby represents and warrants to the Purchaser as follows:
1.     Acknowledgements. Founder acknowledges and affirms that the representations and warranties set forth in Article II of the Agreement as of the date of this Notice are true and correct.
2.    Legends. It is understood that any certificate or book entry position representing the shares of Class B Common Stock and any securities issued in respect thereof or exchange therefor, will bear legends in substantially the following form (in addition to any legend required under applicable state securities laws or agreements to which Founder is a party):
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

3.    Restricted Securities; Rule 144. Except as otherwise permitted by applicable law, Founder understands that any shares of Class B Common Stock issued to Founder in an Exchange will be characterized as “restricted securities” under the Act because such shares are being acquired from the Company in a transaction not involving a public offering and in exchange for shares acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and the rules and regulations promulgated thereunder the shares of Class B Common Stock may be resold without registration under the Act only in certain limited circumstances, and subject to the restrictions under the Company’s certificate of incorporation. Founder understands and hereby acknowledges that the shares of Class B Common Stock must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is otherwise available. Such Founder is aware of the provisions of Rule 144 promulgated under the Act, which permit limited resales of shares purchased in a transaction not involving a public offering, subject to the satisfaction of certain conditions.
4.    Tax Matters. Founder has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the Put Right and the Exchange, Founder Equity Awards and the potential acquisition of shares of Class A Common Stock thereunder, the potential exchange of such shares of Class A Common Stock for shares of Class B Common Stock, and the other transactions contemplated by this Agreement. Founder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents in connection with the transactions contemplated hereby, except for the representations and warranties of the Company expressly set forth in Article III of the Agreement.

Dated:

[NAME]

Address:

[Signature Page to Put Right Notice]